CHINOOK CAPITAL MANAGEMENT, LLC
                               PROXY VOTING POLICY
                               -------------------


I. PURPOSE

     Chinook Capital Management, LLC (CCM) is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended ("Advisors Act"). Pursuant to an advisory agreement with Unified Series Trust (the "Trust"), CCM manages the assets of the Chinook Emerging Growth Fund, a series of the Trust (the "Fund"). Consistent with its fiduciary duties and pursuant to Rule 206(4)-6 under the Advisors Act, CCM has designed this proxy voting policy (the "Policy") to reflect its commitment to ensure that all proxies are voted in a manner consistent with the best interests of the Fund's shareholders and CCM's equity investment clients ("CCM Clients"). As part of CCM's fiduciary responsibilities, to act on behalf of the Fund's shareholders and CCM Clients, in a fully informed and professional manner with respect to proxy voting, CCM has engaged the firm of Institutional Shareholder Services
     (ISS) to provide independent, expert opinions on corporate governance and other proxy issues and to vote the Fund's proxies accordingly. ISS is not affiliated with CCM. CCM has taken steps to ensure that ISS has the capacity and competency to adequately analyze proxy issues and vote proxies in an impartial manner that is in the best interest of the Fund's shareholders and CCM Clients. CCM reviews the conflict policies and procedures of ISS on an ongoing basis to ensure that its proxy voting advice remains independent from products and services it offers to issuers.

II. KEY PROXY VOTING ISSUES

     CCM has fully reviewed and approved the ISS Proxy Voting Guidelines and follow their recommendations on most issues brought to a shareholder vote.

     The following is a concise summary of ISS proxy voting policy guidelines:

         1.  AUDITORS

          Vote CASE-BY-CASE on shareholder proposals on auditor rotation, taking into account these factors:

          o    Tenure of the audit firm

          o Establishment and disclosure of a renewal process whereby the auditor is regularly evaluated for both audit quality and competitive price

          o    Length of the rotation period advocated in the proposal

          o    Significant audit-related issues

         2.  BOARD OF DIRECTORS

          Voting on Director Nominees in Uncontested Elections Generally, vote CASE-BY-CASE. But WITHHOLD votes from:

          o Insiders and affiliated outsiders on boards that are not at least majority independent

          o    Directors who sit on more than six boards
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          o    Compensation  Committee members if there is a disconnect  between the CEO's pay and performance

        CLASSIFICATION/DECLASSIFICATION OF THE BOARD
        Vote AGAINSTproposals to classify the board.
        Vote FOR proposals to repeal classified boards and to elect all directors annually.

        INDEPENDENT CHAIRMAN (SEPARATE CHAIRMAN/CEO)
        Vote FOR shareholder proposals asking that the chairman and CEO positions be separated (independent chairman), unless the company has a strong countervailing governance structure, including a lead director, two-thirds independent board, all independent key committees, and established governance guidelines.

        MAJORITY OF INDEPENDENT DIRECTORS/ESTABLISHMENT OF COMMITTEES Vote FOR shareholder proposals asking that a majority or more of directors be independent unless the board composition already meets the proposed threshold by ISS's definition of independence.

        OPEN ACCESS (SHAREHOLDER RESOLUTION)
        Vote CASE-BY-CASE basis, taking into account the ownership threshold proposed in the resolution and the proponent's rationale.

         3.  SHAREHOLDER RIGHTS

        SHAREHOLDER ABILITY TO ACT BY WRITTEN CONSENT
        Vote against proposals to restrict or prohibit shareholder ability to take action by written consent. Vote for proposals to allow or make easier shareholder action by written consent.

        SHAREHOLDER ABILITY TO CALL SPECIAL MEETINGS
        Vote against proposals to restrict or prohibit shareholder ability to call special meetings. Vote for proposals that remove restrictions on the right of shareholders to act independently of management.

        SUPERMAJORITY VOTE REQUIREMENTS
        Vote AGAINST proposals to require a supermajority shareholder vote. Vote FOR proposals to lower supermajority vote requirements.

        CUMULATIVE VOTING
        Vote against proposals to eliminate cumulative voting.
        Vote proposals to restore or permit cumulative voting on a case-by-case basis relative to the company's other governance provisions.


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        CONFIDENTIAL VOTING
        Vote FOR shareholder proposals requesting that corporations adopt confidential voting, use independent vote tabulators and use independent inspectors of election. In proxy contests, support confidential voting proposals only if dissidents agree to the same policy that applies to management.

         4.   PROXY CONTESTS

        VOTING FOR DIRECTOR NOMINEES IN CONTESTED ELECTIONS
        Votes in a contested election of directors must be evaluated on a CASE-BY-CASE basis, considering the factors that include the long-term financial performance, management's track record, qualifications of director nominees (both slates), and an evaluation of what each side is offering shareholders.

        REIMBURSING PROXY SOLICITATION EXPENSES
        Vote CASE-BY-CASE. Where ISS recommends in favor of the dissidents, we also recommend voting for reimbursing proxy solicitation expenses.

         5.   POISON PILLS

        Vote for shareholder proposals that ask a company to submit its poison pill for shareholder ratification. Review on a case-by-case basis shareholder proposals to redeem a company's poison pill and management proposals to ratify a poison pill.

         6.   MERGERS AND CORPORATE RESTRUCTURINGS

        Vote CASE-BY-CASE on mergers and corporate restructurings based on such features as the fairness opinion, pricing, strategic rationale, and the negotiating process.

         7.   REINCORPORATION PROPOSALS

        Proposals to change a company's state of incorporation should be evaluated on a CASE-BY-CASE basis, giving consideration to both financial and corporate governance concerns, including the reasons for reincorporating, a comparison of the governance provisions, and a comparison of the jurisdictional laws. Vote FOR reincorporation when the economic factors outweigh any neutral or negative governance changes.

         8.   CAPITAL STRUCTURE

        COMMON STOCK AUTHORIZATION
        Votes on proposals to increase the number of shares of common stock authorized for issuance are determined on a CASE-BY-CASE basis using a model developed by ISS. Vote AGAINST proposals at companies with dual-class capital structures to increase the number of authorized shares of the class of stock that has superior voting rights. Vote FOR proposals to approve increases beyond the allowable increase when a company's shares are in danger of being delisted or if a company's ability to continue to operate as a going concern is uncertain.


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        DUAL-CLASS STOCK
        Vote AGAINST proposals to create a new class of common stock with superior voting rights. Vote FOR proposals to create a new class of nonvoting or subvoting common stock if:

          o It is intended for financing purposes with minimal or no dilution to current shareholders

          o It is not designed to preserve the voting power of an insider or significant shareholder

         9.  EXECUTIVE AND DIRECTOR COMPENSATION

        ISS applies a quantitative methodology, but for Russell 3000 companies will also apply a pay-for-performance overlay in assessing equity-based compensation plans. Vote AGAINST a plan if the cost exceeds the allowable cap. Vote FOR a plan if the cost is reasonable (below the cap) unless either of the following conditions apply:

          o The plan expressly permits repricing without shareholder approval for listed companies; or

          o There is a disconnect between the CEO's pay and performance (an increase in pay and a decrease in performance), the main source for the pay increase is equity-based, and the CEO participates in the plan being voted on.

         MANAGEMENT PROPOSALS SEEKING APPROVAL TO REPRICE OPTIONS
         Votes on management proposals seeking approval to reprice options are evaluated on a CASE-BY-CASE basis giving consideration to the following:

          o    Historic trading patterns

          o    Rationale for the repricing

          o    Value-for-value exchange

          o    Option vesting

          o    Term of the option

          o    Exercise price

          o    Participation

         EMPLOYEE STOCK PURCHASE PLANS
         Votes on employee stock purchase plans should be determined on a CASE-BY-CASE basis. Vote FOR employee stock purchase plans where all of the following apply:

          o    Purchase price is at least 85 percent of fair market value

          o    Offering period is 27 months or less, and

          o    Potential voting power dilution (VPD) is 10 percent or less.

         Vote AGAINST employee stock purchase plans where any of the opposite conditions obtain.


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         SHAREHOLDER PROPOSALS ON COMPENSATION

          o Generally vote CASE-BY-CASE, taking into account company performance, pay level versus peers, pay level versus industry, and long term corporate outlook. But generally vote FOR shareholder proposals that:

          o Advocate performance-based equity awards (indexed options, premium-priced options, performance-vested awards), unless the proposal is overly restrictive or the company already substantially uses such awards

          o Call for a shareholder vote on extraordinary benefits contained in Supplemental Executive Retirement Plans (SERPs).

         10.  SOCIAL AND ENVIRONMENTAL ISSUES

         These issues cover a wide range of topics, including consumer and public safety, environment and energy, general corporate issues, labor standards and human rights, military business, and workplace diversity.

         In general, vote CASE-BY-CASE. While a wide variety of factors goes into each analysis, the overall principal guiding all vote recommendations focuses on how the proposal will enhance the economic value of the company.

         Vote:

          o FOR proposals for the company to amend its Equal Employment Opportunity (EEO) Statement to include reference to sexual orientation, unless the change would result in excessive costs for the company.

          o AGAINST resolutions asking for the adopting of voluntary labeling of ingredients or asking for companies to label until a phase out of such ingredients has been completed.

         If corporations are to be appropriately accountable, shareholders must exercise their voting rights in a prudent and professional manner. By engaging a third party to provide independent analysis and recommendations of proxy voting issues, CCM can continue to focus on core strengths of formulating investment solutions and pursuing investment results while partnering with an expert to ensure appropriate oversight on governance matters.

III. ADMINISTRATION OF PROXY VOTING POLICY

         1.  PROXY COMMITTEE

         CCM hereby creates a standing committee to be called the Proxy Committee. Members of the Proxy Committee shall be appointed (and may be discharged) by the Chief Investment Officer of CCM. The Committee shall (i) review the Policy and CCM's implementation of the Policy, including ISS's Guidelines and how proxies have been voted, at least annually to ensure that it serves its intended purpose, and (ii) make such amendments to the Policy as it deems necessary or appropriate to ensure that proxies are voted in shareholders' best interests, provided that any such amendment is approved by CCM's Chief Investment Officer. A majority of the members of the Proxy Committee shall constitute a

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         quorum for the conduct of business and the act of a majority or more of the members present at a meeting at which a quorum is present shall be the act of the Proxy Committee. The Proxy Committee may also act by a written instrument signed by a majority of its members. The Proxy Committee may also designate one or more Proxy Committee members who shall each be individually authorized to vote proxies to the extent provided in Section IV.

         2.  PROXY ADMINISTRATORS

         CCM's Chief Investment Officer shall designate one or more Proxy Administrators (each, a "Proxy Administrator"). The Proxy Administrator shall have such responsibilities as be designated by the Proxy Committee.

IV. PROXY VOTING PROCEDURES


         1.  RETENTION OF FINAL VOTING AUTHORITY

         In the rare instance where CCM believes that any ISS recommendation would be to the detriment of the Fund's shareholders and CCM Clients, CCM will override the ISS recommendation through a manual vote. The final authorization to override an ISS recommendation must be approved by the Chief Investment Officer of CCM. A written record supporting the decision to override the ISS recommendation will be maintained.

         2.  CONFLICT OF INTEREST TRANSACTIONS

         For any matters subject to proxy vote for mutual funds in which CCM is an affiliated party, CCM will vote on behalf of shareholders invested in such mutual funds in accordance with ISS, with no exceptions. For purposes of the Policy, a material conflict shall mean any position, relationship or interest, financial or otherwise, of CCM that would or could reasonably be expected to affect CCM's independence or judgment concerning how to vote proxies.

         3. REPORT TO THE TRUST'S BOARD OF DIRECTORS AND CCM CLIENTS

         CCM shall maintain a record of all proxy solicitations received by the Fund, including for each proxy solicitation, (i) the name of the issuer, (ii) the exchange ticker symbol for the security, (iii) the CUSIP number, (iv) the shareholder meeting date; (iv) a brief identification of the matter voted on, (v) whether the matter was proposed by the management or by a security holder; (vi) whether ISS or CCM cast its vote on the matter and if not, an explanation of why no vote was cast; (vii) how the vote was cast (i.e., for or against the proposal); (viii) whether the vote was cast for or against management; and (ix) whether the vote was consistent with this Policy, and if inconsistent, an explanation of why the vote was cast in such manner. The report shall also include a summary of all transactions which, in the CCM's reasonable opinion, presented a potential conflict of interest, and a brief explanation of how each conflict was resolved.

         4. RESPONDING TO FUND SHAREHOLDERS' AND CCM CLIENTS REQUEST FOR PROXY VOTING DISCLOSURE
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         Consistent with the Trust's policy, CCM shall, on the Fund's behalf, file the Fund's complete proxy voting record on an annual basis for each period ending November 30. In addition, CCM shall make the Fund's proxy voting record available to any Fund shareholder who may wish to review such record. CCM shall also notify all Fund shareholders and CCM Clients that the proxy voting record and a copy of this Policy is available, without charge, to the shareholders by calling the Fund's toll-free number as listed in its current prospectus or by calling CCM directly. CCM shall respond to all shareholder and client requests for records within three business days of such request by first-class mail or other means designed to ensure prompt delivery.

V. RECORD KEEPING

     For Fund shareholders and CCM Clients for which it has discretionary proxy voting authority, CCM has contracted with ISS to retain:

          o    All proxy statements regarding client securities; and

          o    All records of votes cast on behalf of shareholders

     for such time periods set forth in the SEC Rule 206(4)-6, under the Advisers Act.

     For all other clients and for any proxies received with respect to which ISS has not provided CCM with a recommendation; such information shall be retained by the Proxy Administrators for the CCM office receiving the proxy for such time periods set forth in the SEC Rule 206(4)-6 under the Advisers Act. To the extent that such records relate to proxies voted on behalf of an investment company for which CCM serves as investment adviser or investment sub-adviser, such records shall include the following detail:

          o    The name of the issuer of the portfolio security;

          o    The exchange ticker symbol of the portfolio security;

          o The Council on Uniform Securities Identification Procedures ("CUSIP") number for the portfolio security, if available;

          o    The shareholder meeting date;

          o    A brief identification of the matter voted on;

          o Whether the matter was proposed by the issuer or by a security holder;

          o Whether the investment company client cast its vote on the matter;

          o How the investment company client cast its vote (e.g., for or against proposal, or abstain; for or withhold regarding election of directors); and

          o Whether the investment company client cast its vote for or against management.

     In addition, the Proxy Administrator shall retain for such time periods as set forth in the SEC Rule 206(4)-6 under the Advisers Act:

          o    The Policy and any amendments thereto;

          o All Proxy Voting Forms (including any related document created by the Portfolio Manager or the Proxy Committee that was material to making a decision on how to vote the proxy); and

          o    All  records  of  client   written   requests  for  proxy  voting
               information and the responses thereto.